Exhibit 32.2

STATEMENT OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350

In connection with the Annual Report on Form 10-K for the period ended December 31, 2005, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A, (the “Form 10-K”) of Citizens Bancorp of Virginia, Inc. (the “Company”), I, Ronald E. Baron, principal financial officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)

the Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-K.

By:   /s/ Ronald E. Baron

Date: April 7, 2006

Ronald E. Baron

Principal Financial Officer